EXHIBIT 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-36612 and 33-53963) and Form S-4 (Nos. 33-43383 and 33-43076), and
in the Registration Statements on Form S-8 (Nos. 33-53665 and 33-54553) of Amax Gold Inc. of our report dated February 14, 1996, except as to Note 15, which is as of March 19, 1996, appearing on page 24 of this Form 10-K.



PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Denver, Colorado
March 27, 1996